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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement of Unitrin, Inc. on Form S-4 of our report dated September 17, 1997 (relating to the financial statements of Litton Industries, Inc. and subsidiaries not presented separately herein) appearing in the Annual Report on Form 10-K/A No. 2 of Unitrin, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP

Los Angeles, California

November 4, 1997